UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): June 29, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2018, Amyris, Inc. (the “Company”), certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and GACP Finance Co., LLC, as administrative agent and lender, entered into a Loan and Security Agreement (the “Loan Agreement”) to make available to the Company a secured term loan facility in an aggregate principal amount of up to $36.0 million (the “Term Loan Facility”), and the Company borrowed the full amount available under the Term Loan Facility. The Loan Agreement also provides for the potential availability of an incremental secured term loan facility in an aggregate principal amount of up to $35.0 million (the “Incremental Term Loan Facility” and, together with the Term Loan Facility, the “Loan Facilities”), subject to certain conditions and approvals, to fund the construction of a custom-built manufacturing facility in Brazil.

A portion of the net proceeds from the Term Loan Facility, after the payment of fees and expenses, was used to repay all amounts outstanding under the Loan and Security Agreement, dated as of March 29, 2014 (as subsequently amended, the “LSA”), by and among the Company, certain of its subsidiaries party thereto and Stegodon Corporation, as agent and lender, as assignee of Hercules Capital, Inc. (formerly Hercules Technology Growth Capital, Inc.). The remaining portion of the net proceeds will be used to repay amounts outstanding under the 12% Senior Convertible Note (RS-10) issued on March 21, 2016 by the Company to Total Raffinage Chimie S.A., as assignee of Total Energies Nouvelles Activités USA (as subsequently amended, the “R&D Note”), at maturity. The terms of the LSA and the R&D Note were previously reported in Note 4, “Debt” to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2018 (as subsequently amended, the “10-K”), in Note 4, “Debt,” to the unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 18, 2018 (the “10-Q”), and in a Current Report on Form 8-K filed by the Company with the SEC on June 5, 2018, and all of such disclosure is incorporated herein by reference.

Loans under the Loan Facilities have a maturity date of July 1, 2021 (the “Maturity Date”); provided, that if the Company has not (i) met certain financial conditions on or prior to January 7, 2019 or (ii) (A) refinanced its 9.50% Convertible Senior Notes due 2019 and 6.50% Convertible Senior Notes due 2019 (collectively, the “2019 Notes”; the terms of the 2019 Notes were previously reported in Note 4, “Debt” to the audited financial statements contained in the 10-K and in Note 4, “Debt,” to the unaudited financial statements contained in the 10-Q, and all of such disclosure is incorporated herein by reference) with indebtedness that has a maturity date which is later than July 1, 2021 or (B) converted the 2019 Notes into equity prior to January 12, 2019, then the Maturity Date will be January 12, 2019. The Loan Facilities will amortize beginning on July 1, 2019 (the “Amortization Date”) in an annual amount equal to 10% of the loan amounts outstanding on the day immediately preceding the Amortization Date (subject to adjustment in order to reflect any loans subsequently drawn under the Incremental Term Loan Facility), payable in equal quarterly installments, with remaining principal balance payable on the Maturity Date.

Loans under the Loan Facilities will accrue interest at a rate per annum equal to the sum of (i) the greater of (A) the prime rate as reported in the Wall Street Journal and (B) 4.0%, plus (ii) 6.25%, payable monthly. The Company is also required to pay a facility charge at the closing of the Loan Facilities equal to 2% of the funded amount of the Loan Facilities, and an agency fee of $100,000 per year during the term of the Loan Facilities, payable quarterly.

The obligations under the Loan Facilities are (i) guaranteed by the Subsidiary Guarantors and (ii) secured by a perfected first-priority security interest in substantially all of the assets of the Company and the Subsidiary Guarantors, including intellectual property, inventory, accounts receivable, other tangible and intangible assets, equity interests in the Company’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests in the Company’s and the Subsidiary Guarantors’ foreign subsidiaries, in each case subject to certain limitations and exceptions.

Mandatory prepayments of the outstanding amounts under the Loan Facilities will be required upon the occurrence of certain events, including asset sales, casualty events and the incurrence of additional indebtedness, subject to certain exceptions and reinvestment rights. Outstanding amounts under the Loan Facilities must also be prepaid to the extent that the Borrowing Base (as defined in the Loan Agreement) exceeds the outstanding principal amount of the loans under the Loan Facilities. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Loan Facilities in whole before the Maturity Date. Any prepayment of the loans under the Loan Facilities prior to June 29, 2020, whether pursuant to a mandatory or optional prepayment, is subject to a prepayment charge equal to (i) if the prepayment occurs prior to June 29, 2019, the sum of (A) 2% of the amount being prepaid plus (B) all required remaining scheduled interest payments which would have been due on the amount being prepaid through June 28, 2019, calculated using the interest rate prevailing on the date of prepayment and (ii) if the prepayment occurs on or after June 29, 2019 and prior to June 29, 2020, 1% of the amount being prepaid.

The representations, covenants, and events of default in the Loan Agreement are customary for financing transactions of this nature. Upon the occurrence of an event of default, interest on the outstanding loans will accrue at the standard rate plus 5.0%, and the lender may terminate the loan commitments, accelerate all outstanding loans and exercise any of its rights under the Loan Agreement and the ancillary loan documents as a secured party. In addition, (i) the Company will be required to pay a fee equal to 5% of any amount the Company fails to pay within three business days of its due date and (ii) any interest that is not paid when due shall be added to principal and shall bear compound interest at the applicable rate.

The affirmative and negative covenants in the Loan Agreement include, among others, payment of taxes; maintenance of insurance; limitations on: indebtedness; liens; mergers, consolidations and acquisitions; transfers of assets; dividends and other distributions in respect of capital stock; investments, loans and advances; and corporate changes. The Loan Agreement also contains financial covenants, including covenants related to minimum revenue, liquidity and asset coverage.

The foregoing description of the Loan Agreement is a summary and is qualified in its entirety by reference to the Loan Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 2, 2018, the Company issued a press release regarding the matters discussed herein, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of June 29, 2018, by and among the Company, the Subsidiary Guarantors and GACP Finance Co., LLC, as administrative agent and lender
99.1	Press Release issued July 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 2, 2018	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer